EXHIBIT 99.1

EL PASO                                                      NEWS
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El Paso Corporation
P.O. Box 2511
Houston, Texas 77252-2511


 EL PASO CORPORATION'S INVESTMENT GRADE CREDIT RATING MAINTAINED
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HOUSTON,  TEXAS,  OCTOBER 2, 2002-El Paso  Corporation  (NYSE:EP)
responded to today's announcement by Moody's Investors Service to maintain El Paso's investment grade credit rating while reducing the company's senior unsecured debt rating to Baa3.
El Paso is disappointed that Moody's rating action appears to be influenced by the market uncertainty created by the recent proposed decision by a Federal Energy Regulatory Commission Administrative Law Judge. El Paso believes that this decision is fundamentally flawed and will be overturned. El Paso has made significant progress in strengthening its financial profile and creditworthiness. In the past 10 months, the company has issued $2.5 billion of equity securities, completed or announced $2.5 billion of asset sales, eliminated $4 billion of rating triggers
and  implemented  a  $300-million cost  reduction  program.   The
company continues to pursue additional asset sales as discussed during our second quarter earnings conference call on August 8, 2002.
El Paso's core assets continue to perform as planned and provide a predictable and stable source of cash flow. The company is confident that its continued focus on liquidity management, a solid balance sheet, and ongoing asset sales will further strengthen its financial position.
The company's liquidity position remains strong, as set forth in the following table, which has been updated as of September 30, 2002.


Sources                          ($billions)

   Available cash                 $1.3
   364-day bank facility           3.0
   Multi-year bank facility        1.0
                                 ------
      Subtotal sources            $5.3

Uses
   Commercial paper outstanding  ($0.3)
   Letters of credit under bank
   facility                      ( 0.5)
                                 ------
      Subtotal uses              ($0.8)

Net available liquidity           $4.5

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has leading positions in natural gas production, gathering and processing, and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation, and merchant energy services. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
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This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations  of  the company and its affiliates are  located;  the
uncertainties   associated  with  governmental  regulation;   the
uncertainties  associated  with regulatory  proceedings,  appeals
from   regulatory   proceedings,  and  any  related   litigation;
political   and  currency  risks  associated  with  international
operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with mergers and acquisitions or restructurings on a timely basis;
difficulty   in  integration  of  the  operations  of  previously
acquired companies; competition; the successful implementation of
the   Balance   Sheet  Enhancement  Program  and  the   Strategic
Repositioning Plan; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference should be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

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Contacts:
Communications and Government Affairs        Investor Relations
     Norma F. Dunn                           Bruce L. Connery
     Senior Vice President                   Vice President
     Office:  (713) 420-3750                 Office:  (713) 420-5855
     Fax:    (713) 420-3632                  Fax:     (713) 420-4417